UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): [April 18, 2019]

BorrowMoney.com, Inc.

(Exact name of registrant as specified in its charter)

Florida	333-208854	65-0981503
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

512 Bayshore Drive

FT. Lauderdale, Florida 33304

(Address of Principal Executive Offices) (Zip Code)

1-212-265-2525

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 17, 2019, the Board of Directors of the Company appointed Michael Annese, age 46____, as a director of the Company until the next regular meeting of shareholders or until her successor is elected and qualified.

Michael Annese - Investment Capital Director

Over the recent years Michael has been focusing on utility scale energy financing and commodities. He has been practicing in the investment banking sector for structuring equity and debt for various markets including real-estate and commercial lines of credit.

● HSBC VP private Bank division headed lending division.

● Chase district Lending Manager

● CFA Capital Partners Project Manager Director Hedge Fund

● Complex Bridge lending vehicles, investment, underwriting and capital raise management.

● Optimum Strategic Solutions Partner Investment banking for the Chicago family office.

Experience

Chairman and CEO

Private Banker

Company Name HSBC

Item 9.01 Financial Statements and Exhibits

Item	Description

4.03	Election and team

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BORROWMONEY.COM

	By	/s/ Aldo Piscitello
	Name:	Aldo Piscitello
	Title:	President

Date: June 18, 2019